EXHIBIT 95

Mine Safety and Health Administration Safety Data

We believe that Arch Coal, Inc. (“Arch Coal”) is one of the safest coal mining companies in the world.  Safety is a core value at Arch Coal and at our subsidiary operations.  We have in place a comprehensive safety program that includes extensive health & safety training for all employees, site inspections, emergency response preparedness, crisis communications training, incident investigation, regulatory compliance training and process auditing, as well as an open dialogue between all levels of employees.  The goals of our processes are to eliminate exposure to hazards in the workplace, ensure that we comply with all mine safety regulations, and support regulatory and industry efforts to improve the health and safety of our employees along with the industry as a whole.

The operation of our mines is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act). MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act. We present information below regarding certain mining safety and health violations, orders and citations, issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations. In evaluating the above information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated.

The table below sets forth for the three months ended March 31, 2014 for each active MSHA identification number of Arch Coal and its subsidiaries, the total number of: (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) proposed assessments from MHSA (regardless of whether Arch Coal has challenged or appealed the assessment); (vii) mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of March 31, 2014) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed (in thousands) ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (yes/no)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period(1) (#)
Active Operations
Arch Coal Terminal / 15-10358	—	—	—	—	—	—	—	No	No	—	—	—
Lone Mountain Darby Fork / 15-02263	2	—	—	—	—	1.2	—	No	No	—	—	—
Lone Mountain Clover Fork / 15-18647	3	—	—	—	—	1.5	—	No	No	2	1	4
Lone Mountain Huff Creek / 15-17234	23	—	2	—	—	18.2	—	No	No	—	—	—
Lone Mountain 6C Mine / 44-06782	—	—	—	—	—	—	—	No	No	—	—	—
Lone Mountain Processing / 44-05898	—	—	—	—	—	—	—	No	No	—	—	—
East Kentucky Sandlick Loadout / 15-16290	—	—	—	—	—	—	—	No	No	—	—	—
East Kentucky Mt. Sterling Branch / 15-19070	—	—	—	—	—	—	—	No	No	—	—	—
East Kentucky Blackberry Creek / 15-17960	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Mayflower Plant / 44-05605	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Mine #1 / 15-18734	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Middle Splint / 44-07207	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Raven #1 / 15-18949	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Slone Branch / 15-19323	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Raven Prep Plant / 15-17724	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Lige Hollow / 15-19497	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Kathleen / 15-19447	—	—	—	—	—	—	—	No	No	—	—	—

Knott County Supreme Energy Prep Plant / 15-16567	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Classic Mine / 15-18522	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Cabin Run / 18-00133	1	—	—	—	—	—	—	No	No	—	—	—
Vindex Frostburg Blend Yard / 18-00709	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Douglas / 18-00749	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Carlos Surface / 18-00769	—	—	—	—	—	—	—	No	No	—	—	1
Vindex Bismarck / 46-09369	—	—	—	—	—	0.1	—	No	No	—	—	3
Vindex Dobbin Ridge Prep Plant / 46-07837	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / 46-02151	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Jackson Mt. / 18-00170	1	—	—	—	—	—	—	No	No	—	—	—
Vindex Wolf Den Run / 18-00790	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Pardee Plant / 44-05014	4	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Band Mill Mine / 44-06816	17	—	—	—	—	1.0	—	No	No	—	—	1
Cumberland River Pine Branch #1 / 44-07224	11	—	—	—	—	—	—	No	No	3	6	6
Cumberland River Blue Ridge Surface / 15-18769	2	—	—	—	—	0.8	—	No	No	—	—	—
Cumberland River Band Mill #2 / 15-18705	—	—	—	—	—	—	—	No	No	—	1	—
Cumberland River Trace Fork #1 / 15-19533	13	—	—	—	—	4.9	—	No	No	2	1	7
Cumberland River Blue Ridge #1 / 15-19228	—	—	—	—	—	—	—	No	No	—	—	—
Beckley Eccles Refuse Area / 46-09023	—	—	—	—	—	—	—	No	No	—	—	—
Beckley Pocahontas Mine / 46-05252	17	—	—	—	—	—	—	No	No	3	3	14
Beckley Pocahontas Plant / 46-09216	—	—	—	—	—	—	—	No	No	—	—	—
Wolf Run Sawmill Run Prep Plant / 46-05544	—	—	—	—	—	—	—	No	No	—	—	—
Wolf Run Imperial Mine / 46-09115	—	—	—	—	—	—	—	No	No	—	—	8
Upshur Complex / 46-05823	—	—	—	—	—	—	—	No	No	—	—	—

Patriot Mining Company / 46-07654	—	—	—	—	—	—	—	No	No	—	—	—
Patriot Rail & River Terminal / 46-07555	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Birch River Mine / 46-07945	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Bearpen Surface Mine / 46-09220	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Left Fork #1 / 46-09373	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Birch River Plant / 46-08390	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Prep Plant / 46-05909	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Ragland Loadout / 46-08563	—	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Holden #22 Surface / 46-08984	3	—	—	—	—	—	—	No	No	—	—	—
Sentinel Mine / 46-04168	22	—	—	—	—	30.5	—	No	No	4	2	14
Sentinel Prep Plant / 46-08777	—	—	—	—	—	0.1	—	No	No	—	1	—
Mingo Logan Mountaineer II / 46-09029	29	—	—	—	—	84.4	—	No	No	5	1	17
Mingo Logan Cardinal Prep Plant / 46-09046	—	—	—	—	—	—	—	No	No	—	2	—
Leer #1 Mine / 46-09192	33	—	—	—	1	20.6	—	No	No	6	—	14
Arch of Wyoming Seminoe II / 48-00828	—	—	—	—	—	—	—	No	No	—	—	—
Arch of Wyoming Elk Mountain / 48-01694	—	—	—	—	—	—	—	No	No	—	—	—
Black Thunder / 48-00977	3	—	—	—	—	4.0	—	No	No	4	3	8
Coal Creek / 48-01215	—	—	—	—	—	—	—	No	No	—	—	—
West Elk Mine / 05-03672	11	—	—	—	—	2.6	—	No	No	—	3	5
Viper Mine / 11-02664	10	—	—	—	—	—	—	No	No	1	1	3
Lone Mountain Days Creek / 15-17971	—	—	—	—	—	—	—	No	No	—	—	—
Leer #1 Prep Plant / 46-09191	—	—	—	—	—	—	—	No	No	—	—	—
Raven #2 / 15-18710	—	—	—	—	—	—	—	No	No	—	—	—
Holden #25 / 46-02435	—	—	—	—	—	—	—	No	No	—	—	—
Vindex — Steyer Mine / 18-00724	—	—	—	—	—	—	—	No	No	—	—	—

(1)                              See table below for additional details regarding Legal Actions Pending as of March 31, 2014.

Mine or Operating Name/MSHA Identification Number	Contests of Citations, Orders (as of March 31, 2014)	Contests of Proposed Penalties (as of March 31, 2014)	Complaints for Compensation (as of March 31, 2014)	Complaints of Discharge, Discrimination or Interference (as of March 31, 2014)	Applications for Temporary Relief (as of March 31, 2014)	Appeals of Judges’ Decisions or Orders (as of March 31, 2014)
Lone Mountain Clover Fork / 15-18647	2	2	—	—	—	—
Cumberland River / Trace Fork 15-19533	1	6	—	—	—	—
Vindex Bismarck / 46-09369	—	3	—	—	—	—
Beckley Pocahontas Mine / 46-05252	—	14	—	—	—	—
Wolf Run Imperial Mine / 46-09115	—	8	—	—	—	—
Sentinel Mine / 46-04168	—	14	—	—	—	1
Mingo Logan Mountaineer II / 46-09029	1	16	—	—	—	—
Black Thunder / 48-00977	2	6	—	—	—	—
West Elk Mine / 05-03672	1	4	—	—	—	—
Viper Mine / 11-02664	—	3	—	—	—	—
Cumberland River Pine Branch #1 / 44-07224	3	3	—	—	—	—
Leer #1 / 46-09192	1	12	—	1	—	—
Cumberland River Band Mill / 44-06816	—	1	—	—	—	—
Vindex Carlos Surface / 18-00769	—	1	—	—	—	—